SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement       [ ]  Soliciting Material Pursuant to
                                            sec.240.14a-11(c) or sec.240.14a-12

[X]  Definitive Proxy Statement        [ ]  Confidential, for Use of the
                                            Commission Only
[ ]  Definitive Additional Materials        (as permitted by Rule 14a-6(e) (2))



                                ONSALE, INC.
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                (Name of Registrant as Specified In Its Charter)

   -----------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [ONSALE(R) LOGO]



                               April 20, 1999

To Our Stockholders:

   You are cordially invited to attend the 1999 annual meeting of stockholders of Onsale, Inc. to be held at our headquarters located at 1350 Willow Road, Suite 100, Menlo Park, California, on Monday, May 17, 1999, at 10:00 a.m. Pacific Time. The matters expected to be acted upon at the meeting include the following: (1) the election of our board of directors; (2) a proposal to amend our 1995 Equity Incentive Plan to increase the number of shares of common stock reserved under the plan on May 17, 1999 by 2% of the total outstanding shares as of that date, and to provide for an automatic increase in the shares reserved under the plan, on January 1, 2000 and each anniversary thereafter, of 4% of the total shares outstanding as of the immediately preceding December 31; and (3) ratification of PricewaterhouseCoopers LLP as our independent accountants for the year ending December 31, 1999. Each of these proposals is described in detail in the accompanying notice of annual meeting of stockholders and proxy statement.

   Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope prior to the meeting so that your shares will be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

   We hope to see you at the meeting.
                                               Sincerely,
                                          /s/  S. Jerrold Kaplan
                                               S. Jerrold Kaplan
                                               President and Chief Executive
                                               Officer

                                ONSALE, INC.
                       1350 WILLOW ROAD, SUITE 100
                       MENLO PARK, CALIFORNIA 94025
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                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
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To Our Stockholders:
   NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Onsale, Inc. will be held at our headquarters located at 1350 Willow Road, Suite 100, Menlo Park, California, on Monday, May 17, 1999, at 10:00 a.m., Pacific Time.
   At the meeting, you will be asked to consider and vote upon the following matters:
   1. The election of five directors of Onsale, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation, death or removal. Our board of directors intends to present the following nominees for election as directors:

         Alan S. Fisher
         Peter L. Harris
         Peter H. Jackson
         S. Jerrold Kaplan
         Kenneth J. Orton

   2. A proposal to approve an amendment of our 1995 Equity Incentive Plan to increase the number of shares of common stock reserved under the plan on May 17, 1999 by 2% of the total outstanding shares as of that date, and to provide for an automatic increase in the shares reserved under the plan, on January 1, 2000 and each anniversary thereafter, of 4% of the total shares outstanding as of the immediately preceding December 31.
   3. A proposal to ratify the selection of PriceWaterhouseCoopers LLP as our independent accountants for 1999.
   4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.
   The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on March 26, 1999 are entitled to notice of and to vote at the meeting or any adjournment of the meeting.


                                 By Order of the Board of Directors

                                 /s/  S. Jerrold Kaplan

                                 S. Jerrold Kaplan
                                 President and Chief Executive Officer

Menlo Park, California
April 20, 1999


Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

                                ONSALE, INC.
                       1350 WILLOW ROAD, SUITE 100
                       MENLO PARK, CALIFORNIA 94025
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                              PROXY STATEMENT
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                               April 20, 1999
   The accompanying proxy is solicited on behalf of the board of directors of Onsale, Inc., a Delaware corporation, for use at our annual meeting of stockholders to be held at our headquarters located at 1350 Willow Road, Suite 100, Menlo Park, California, on Monday, May 17, 1999, at 10:00 a.m., Pacific Time. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 20, 1999. Our annual report to stockholders for the fiscal year ended December 31, 1998 is enclosed with this proxy statement.

Record date; quorum

   Only holders of record of our common stock at the close of business on March 26, 1999, the record date, will be entitled to vote at the meeting. A majority of the shares outstanding on this record date will constitute a quorum for the transaction of business at the meeting.

Outstanding shares

   At the close of business on the record date, we had 19,567,092 shares of common stock outstanding and entitled to vote, held of record by approximately 165 stockholders.

Voting rights

   Holders of our common stock are entitled to one vote for each share held as of the record date. Shares may not be voted cumulatively. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), then those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining whether or not a quorum is present at the meeting.

Required votes

   Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

   Approval of Proposals 2 and 3 each requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting that are voted "for", "against" or "abstain" on the proposal. Broker non-votes will not affect the outcome of the vote with respect to Proposals 2 and 3.

   All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes.

Voting of proxies

   The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Signed proxies that are returned without instructions as to how they should be voted on a particular proposal at the meeting will be counted as votes "for" such proposal (or, in the case of the election of directors, as a vote "for" election to the board of all the nominees presented by our board of directors). We are not aware of any other matters to be brought before the meeting. However, as to any business that may properly come before the meeting, we intend that proxies in the form enclosed will be voted in accordance with the judgment of the persons holding such proxies.

   In the event that sufficient votes in favor of the proposals are not received by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

   We will pay the expenses of soliciting proxies to be voted at the meeting. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses. Proxies may also be solicited by some of our directors, officers and regular employees, without additional compensation, in person or by telephone.

Revocability of proxies

   Anyone signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the meeting or at the meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is present at the meeting, or by attendance at the meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares and that such broker, bank or other nominee is not voting such shares.

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

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

   Our board of directors presently consists of five members, all of whom are to be elected at the meeting. Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until such director's earlier resignation, death or removal.

   At the meeting, the following five incumbent directors will be nominated for reelection by the board: Alan S. Fisher, Peter L. Harris, Peter H. Jackson, S. Jerrold Kaplan and Kenneth J. Orton. Shares represented by the accompanying proxy will be voted "for" the election of the five nominees recommended by the board unless the proxy is marked in such a manner as to withhold authority so to vote. In the event that any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Each of the nominees has consented to being named in this proxy statement and to serve if elected. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The five nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting, a quorum being present, will become directors at the conclusion of the tabulation of votes.

Directors/nominees

   The following table sets forth the names of our directors and information about each:

                                                                                     Director
Name                       Age                   Principal Occupation                  Since
-----------------------------------------------------------------------------------------------
S. Jerrold Kaplan..........    47 President, Chief Executive Officer and a director,     1994
Alan s. Fisher.............    38 Chief Technical Officer, Vice President of Developm    1994
                                  and Operations and a director, Onsale
Peter L. Harris (1) (2)....    55 Chairman, Chief Executive Officer and President,       1996
                                  The Picture People
Peter H. Jackson (1) (2)...    40 President and Chief Executive Officer, Intraware, I    1996
Kenneth J. Orton...........    47 chief Strategist, E-Business, Cognitiative, Inc.       1996


----------
(1)     Member of the audit committee
(2)     Member of the compensation committee

   S. Jerrold Kaplan co-founded Onsale in July 1994 and has been our President, Chief Executive Officer and as a director since then. From 1989 to October 1993, he was Chairman of GO Corporation, a developer of pen-based computers. Mr. Kaplan received his B.A. degree in history and philosophy of science from the University of Chicago and received his M.S.E. and Ph.D. degrees in computer and information science from the University of Pennsylvania.

   Alan S. Fisher co-founded Onsale in July 1994 and has been our Chief Technical Officer, Vice President of Development and Operations and as a director since then. From July 1994 to July 1996, he was our Chief Financial Officer. He is also Vice Chairman of the Board of Infodata Systems Inc., an Internet document publishing software company. From 1988 to 1994, he was President of Software Partners, Inc., a developer and publisher of software products which he co-founded. Mr. Fisher currently is a director of Fatbrain.com, an electronic retailer and a director of Shop.org, an electronic retailing trade association. Mr. Fisher received his B.S. degree in electrical engineering from the University of Missouri and received his M.S. degree in electrical engineering from Stanford University.

   Peter L. Harris has been a director of Onsale since December 1996. He has been Chairman, Chief Executive Officer and President of The Picture People, a family portrait studio chain, since August 1995. From May 1994 to

January 1996, he was Chairman of Accolade, Inc., a publisher of interactive entertainment software. From May 1994 to June 1995, he was Chief Executive Officer of Accolade. From July 1992 to May 1994, he was a management consultant. Mr. Harris currently is a director of Natural Wonders, Inc. and Pacific Sunwear of California, Inc. Mr. Harris received his B.A. degree in business administration from Whittier College.

   Peter H. Jackson has been a director of Onsale since December 1996.
Since August 1996, he has been President and Chief Executive Officer of Intraware, Inc., a developer and distributor of intranet software tools and applications which he co-founded. From April 1994 to May 1996, he was President and Chief Operating Officer of Dataflex Corporation, a computer hardware reseller and services provider. From 1985 to April 1994, he was President and Chief Executive Officer of Granite Computer Products, Inc., a supplier of computer hardware and software for large corporations which he founded. Mr. Jackson received his B.A. degree in history from the University of California, Berkeley.

   Kenneth J. Orton has been a director of Onsale since October 1996. Since February 1999, he has been Chief Strategist, E-Business for Cognitiative, a planning, marketing and consulting business for electronic commerce. From April 1994 to February 1999, he was President and Chief Executive Officer of Preview Travel, Inc., which became an online travel service in June 1997. From 1989 to March 1994, he was Vice President and General Manager for Epsilon, Inc., a wholly-owned subsidiary of American Express TRS, a database marketing company. Mr. Orton received his B.A. degree in business administration and marketing from California State University, Fullerton.

Board of directors meetings and committees

   Board of directors. During 1998, the board of directors met six times, including telephone conference meetings, and acted by written consent four times. No director attended fewer than 75% of the aggregate of the total number of meetings of the board and the total number of meetings held by all committees of the board on which such director served.

   Standing committees of the board include an Audit Committee and a Compensation Committee. The board does not have a nominating committee or a committee performing similar functions.

   Audit committee. Messrs. Jackson and Harris are the current members of the Audit Committee. The Audit Committee meets with our independent accountants to review the adequacy of our internal control systems and financial reporting procedures, reviews the general scope of our annual audit and the fees charged by the independent accountants, reviews and monitors the performance of non-audit services by our auditors, reviews the fairness of any proposed transaction between us and any officer, director or other affiliate (other than transactions subject to the review of the compensation committee), and after such review, makes recommendations to the full board and performs such further functions as may be required by any stock exchange or over-the-counter market upon which our common stock may be listed. The Audit Committee met three times during 1998.

   Compensation committee. Messrs. Jackson and Harris are the current members of Compensation Committee. The Compensation Committee recommends compensation for our officers and employees and grants (or delegates authority to grant) options and other awards under our 1995 Equity Incentive Plan, 1996 Employee Stock Purchase Plan and 1996 Directors Stock Option Plan. The Compensation Committee did not meet during 1998, but did act four times by written consent.

Director compensation

   We reimburse our directors for reasonable expenses associated with their attendance at board meetings. None of the members of the board receives a fee for attending board meetings. Board members who are not employees of Onsale, or of any parent, subsidiary or affiliate of Onsale, are eligible to participate in our 1996 Directors Stock Option Plan. Under this plan, eligible directors receive an option to purchase 15,000 shares of our common stock as of the date they join the board. Eligible directors who have served on the board continuously receive an option to purchase 5,000 shares on each anniversary of the date of the annual stockholders meeting. . Options granted prior to our 2000 annual stockholders meeting vest as to 12.5% of the shares six months after the grant, and the remainder will vest on a pro rata basis monthly over the next four years. Options granted under this plan at or after our 2000 annual stockholders meeting will be fully vested and exercisable on the date of the grant, unless otherwise determined by our board. Pursuant to this plan, during 1998, Messrs. Orton, Jackson and Harris each received an option to purchase 3,315, 1,972 and 2,123 shares, respectively of our common stock at an exercise price of $31.50 per share. The grant date of these options was May 18, 1998.

The board of directors recommends a vote for the election of each of the nominated directors.



PROPOSAL NO. 2 - AMENDMENT TO OUR 1995 EQUITY INCENTIVE PLAN

   We are asking stockholders to approve the amendment of our 1995 Equity Incentive Plan, to increase the number of shares of common stock reserved under the plan on May 17, 1999 by 2% of the total outstanding shares as of that date, and to provide for an automatic increase in the shares reserved under the plan, on January 1, 2000 and each anniversary thereafter, of 4% of the total shares outstanding as of the immediately preceding December 31. The purpose of this amendment is to secure sufficient additional shares under the plan so that we are able to maintain a competitive equity compensation program.

   Our board believes that the increase in the number of shares reserved for issuance under this plan is in Onsale's best interests because of our continuing need to attract and retain quality employees and thereby remain competitive in the industries. Granting equity incentives under the plan plays an important role in our efforts to attract and retain employees of outstanding ability. Competition for skilled engineers and other key employees in the Internet and software industry is intense and the use of significant stock options to retain and motivate such personnel is pervasive in the high technology industries. Our board believes that the additional reservation of shares with respect to which equity incentives may be granted will provide us with adequate flexibility to ensure that we can continue to meet those goals and facilitate the expansion of our employee base.

   Our board approved the proposed amendment on March 15, 1999, to be effective upon stockholder approval.

                 Summary of 1995 Equity Incentive Plan

Plan history

   The following is a summary of the principal provisions of our 1995
Equity Incentive Plan. This summary is not necessarily complete, we refer you to the full text of the plan.

   In November 1995, the board adopted and our stockholders approved our 1995 Equity Incentive Plan and reserved 1,500,000 shares of common stock for issuance under the plan. The purpose of the plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success by offering them an opportunity to participate in our future performance through awards of stock options, restricted stock and stock bonuses. In August 1996, we amended the plan to increase the number of shares reserved for issuance under the plan to 3,032,250. In December 1996, we amended the plan to become effective upon our initial public offering and to increase the shares reserved for issuance under the plan to 3,500,000. In May 1998, we amended the plan again to increase the number of shares reserved for issuance under the plan to 5,300,000.

   As of March 31, 1999, options to purchase an aggregate of 2,572,839 shares of common stock were outstanding under the plan, with exercise prices ranging from $0.033 to $63.50 per share, and options to purchase 1,765,046 shares were available for grant. Of these, options to purchase a total of 4,340,095 shares were granted to all employees as a group, including all current officers who are non-executive officers, of which options to purchase 805,141 shares were canceled. As of March 31, 1999, our current executive officers as a group, six persons, were granted options under the plan to purchase an aggregate of 696.000 shares and options to purchase an aggregate of 3,588,295 shares were granted to employees other than executive officers. For a list of options granted during 1998 to named executive officers, as defined in the section titled "Executive Compensation", please see the chart on page 13.

Shares

   The stock subject to issuance under the plan consists of shares of our authorized but unissued common stock. The number of shares of common stock currently reserved for issuance under the plan is 5,300,000 shares, of which 4,340,095 represent options that have been granted and 1,765,046 represent shares available for grant. Proposal No. 2 seeks to increase the number of shares of common stock reserved under the plan on May 17, 1999 by 2% of the total outstanding shares as of that date, and to provide for an automatic increase in the shares reserved under the plan, on January 1, 2000 and each anniversary thereafter, of 4% of the total shares outstanding as of the immediately preceding December 31. Shares subject to an option granted pursuant to the plan that expires or is terminated for any reason without being exercised, shares subject to an award granted pursuant to the plan that is forfeited or is repurchased by us at the original issue price, and shares subject to an award granted pursuant to the plan that otherwise terminates without shares being issued will again become available for grant and issuance pursuant to awards under the plan. This number of shares is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

Eligibility

   Employees, officers, directors, consultants, independent contractors and advisors of Onsale or any parent or subsidiary of Onsale, collectively referred to as participants, are eligible to receive awards under the plan.
No person will be eligible to receive more than 250,000 shares in any calendar year pursuant to awards granted under the plan. Notwithstanding the foregoing, a new employee is eligible to receive up to a maximum of 750,000 shares pursuant to the plan in the calendar year in which he or she commences employment. As of March 31, 1999, approximately 212 persons were in the class of persons eligible to participate in the plan, 962,115 shares had been issued upon exercise of options, 2,572,839 shares were subject to outstanding options and no shares had been issued pursuant to stock bonus awards. As of that date, 1,765,046 shares were available for future grant, not including the proposed amendment to the plan. If the proposed amendment had been approved by the stockholders as of such date, there would have been 2,156,388 shares available under the plan. The closing price of our common stock on the Nasdaq National Market was $36.125 per share as of March 25, 1999, the last trading day before the record date for the 1999 annual stockholder's meeting.

Administration

   The plan is administered by the Compensation Committee, the members of which are appointed by our board of directors. The Compensation Committee currently consists of Peter L. Harris and Peter H. Jackson, both of whom are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act, and outside directors, as defined pursuant to Section 162(m) of the Internal Revenue Code.
Subject to the terms of the plan, the Compensation Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms and conditions of such awards. The Compensation Committee has authorized S. Jerrold Kaplan, our President and Chief Executive Officer, to grant options to purchase up to 25,000 shares of our common stock to our employees whose transactions in our common stock are not subject to
Section 16 of the Exchange Act. The Compensation Committee also has the authority to construe and interpret any of the provisions of the plan or any awards granted under the plan.

Stock options

   The plan permits the granting of options that are intended to qualify either as incentive stock options, known as ISOs, or non-qualified stock options, known as NQSOs. ISOs may be granted only to employees, including officers and directors who are also employees, of Onsale or any parent or subsidiary of Onsale. The option exercise price for each ISO share must be no less than 100% of the fair market value, as defined in the plan, of a share of our common stock at the time the ISO is granted. The per share exercise price of an ISO granted to a 10% stockholder must be no less than 110% of the fair market value of a share of our common stock at the time the ISO is granted. The option exercise price for each NQSO share must be no less than 85% of the fair market value of a share of common stock at the time of grant. We have not granted options under the plan at less than fair market value and do not intend to do so in the foreseeable future.

   The exercise price of options granted under the plan may be paid as approved by the Compensation Committee at the time of grant:

   o    in cash (by check)
   o    by cancellation of indebtedness of Onsale to the participant
   o by surrender of shares of our common stock owned by the participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option
   o    by tender of a full recourse promissory note
   o by waiver of compensation due to or accrued by the participant for services rendered
   o by a same-day sale commitment from the participant and a National Association of Securities Dealers, Inc. (NASD) broker
   o    by a margin commitment from the participant and a NASD broker or
   o    by any combination of the foregoing

Restricted stock awards

   The Compensation Committee may grant participants restricted stock awards to purchase stock either in addition to, or in tandem with, other awards under the plan, under such terms, conditions and restrictions as the Compensation Committee may determine. The purchase price for such awards must be no less than 85% of the fair market value of our common stock on the date of the award, or in the case of an award granted to a 10% stockholder, the purchase price must be 100% of fair market value, and can be paid for in any of the first five forms of consideration listed above, as approved by the Compensation Committee at the time of grant. We have not granted any restricted stock awards under the plan to date, and we do not intend to do so in the foreseeable future.

Stock bonuses

   The Compensation Committee may grant participants stock bonuses either in addition to or in tandem with other awards under the plan, under such terms, conditions and restrictions as the Compensation Committee may determine. We have not granted any stock bonuses under the plan to date, and we do not intend to grant stock bonuses from shares now reserved or now proposed to be reserved under the plan.

Mergers, consolidations, change of control

   In the event of a merger, consolidation, dissolution or liquidation of Onsale, the sale of substantially all of its assets, or any other similar corporate transaction, the successor corporation may assume awards under the plan, substitute equivalent awards in exchange for those granted under the plan, or provide consideration substantially similar to that which is provided to our stockholders in such transaction. In the event that the successor corporation does not assume or substitute awards, such awards will expire upon the closing of such transaction at the time and upon the conditions as the Compensation Committee determines. However, the Compensation Committee may, in its sole discretion, provide that the vesting of any or all awards granted pursuant to the plan will accelerate.

Amendment or termination of the plan

   The board may at any time terminate or amend the plan, including amending any form of award agreement or instrument to be executed pursuant to the plan. However, the board may not amend the plan in any manner that requires stockholder approval pursuant to the Internal Revenue Code or its regulations, or pursuant to the Exchange Act or Rule 16b-3 promulgated under the Exchange Act.

Term of the plan

   Unless terminated earlier as provided in the plan, the plan will expire in November 2005, ten years from the date it was adopted by the board.

Federal income tax information

   The following is a general summary as of the date of this proxy statement of the federal income tax consequences to the company and participants under the plan. Federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been and is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.

   Incentive stock options. A participant will recognize no income upon grant of an ISO and incur no tax on its exercise, unless the participant is subject to the alternative minimum tax, referred to as AMT. If the participant holds shares acquired upon exercise of an ISO, or the ISO shares, for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the participant generally will realize capital gain or loss, rather than ordinary income or loss, upon disposition of the ISO shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO shares.

   If the participant disposes of ISO shares prior to the expiration of either required holding period, known as a disqualifying disposition, the gain realized upon such disposition, up to the difference between the fair market value of the ISO shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO shares were held by the participant.

   Alternative minimum tax. The difference between the fair market value of the ISO shares on the date of exercise and the exercise price is an adjustment to income for purposes of AMT. The AMT, imposed to the extent it exceeds the taxpayer's regular tax, is 26% of the portion of an individual taxpayer's alternative minimum taxable income that would otherwise be taxable as ordinary income, and 28% in the case of alternative minimum taxable income in excess of $175,000. A maximum 20% AMT rate applies to the portion of alternative minimum taxable income that would otherwise be taxable as net capital gain. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items, including the difference between the fair market value of the ISO shares on the date of exercise and the exercise price, and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO shares. Also, upon a sale of ISO shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO shares at exercise over the amount paid for the ISO shares.

   Non-qualified stock options. A participant will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant's exercise price. The included amount must be treated as ordinary income by the participant and may be subject to withholding by Onsale, either by payment in cash or withholding out of the participant's salary. Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

   Restricted stock awards and stock bonuses. Restricted stock and stock bonuses will generally be subject to tax at the time of receipt, unless there are restrictions that enable the participant to defer tax. At the time the tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

   Maximum tax rates. The maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum of 20%. For this purpose, in order to receive long-term capital gain treatment, the shares must be held for more than twelve months. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

   Tax treatment of Onsale. We generally will be entitled to a deduction in connection with the exercise of an NQSO by a participant or the receipt of restricted stock or stock bonuses by a participant to the extent that the participant recognizes ordinary income and we withhold tax. We will be entitled to a deduction in connection with the disposition of ISO shares only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the ISO shares.

   ERISA. The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code.

The board recommends a vote for the proposed amendment to our 1995 Equity Incentive Plan.




PROPOSAL NO. 3 -- RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   We have selected PricewaterhouseCoopers LLP as our independent accountants to perform the audit of our financial statements for 1999, and the stockholders are being asked to ratify this selection. PricewaterhouseCoopers LLP has been engaged as our independent accountants since 1996. Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

The board of directors recommends a vote for the ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants




                             NEW PLAN BENEFITS

   The amounts of future option grants under our 1995 Equity Incentive Plan and future purchases under our 1996 Employee Stock Purchase Plan to our Chief Executive Officer, our other four most highly compensated executive officers who were serving as executive officers at the end of 1998, all of our current executive officers as a group, all current directors who are not executive officers as a group and all employees, including all officers who are not executive officers, as a group, are not determinable because under the terms of the equity incentive plan such grants are made in the discretion of the Compensation Committee or its designees, and under the terms of the employee stock purchase plan such purchases are based on participant contributions. Future option exercise prices under the equity incentive plan are not determinable because they are based upon the fair market value of our common stock on the date of grant, and future purchase prices under the employee stock purchase plan are not determinable because they are based on the fair market value of our common stock at the beginning of each offering period and on each purchase date, as each is defined by the employee stock purchase plan.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 1999 by:

   o each stockholder known by us to be the beneficial owner of more than 5% of our common stock
   o    each director and nominee
   o each named executive officer set forth in the Summary Compensation Table below
   o    all directors and executive officers as a group


                                                    Amount of
Name                                           Beneficial Ownership (1) Percent
--------------------------------------------   --------------------     -------
S. Jerrold Kaplan (2).........................           5,148,960       26.3%
Alan S. Fisher (3)............................           3,518,185       18.0%
Razi Mohiuddin (4)............................           1,871,315        9.6%
John E. Labbett (5)...........................              36,397         *
Merle W. McIntosh (7).........................              10,062         *
Peter L. Harris (7)...........................              13,176         *
Kenneth J. Orton (8)..........................              11,699         *
Peter H. Jackson (9)..........................               5,764         *
All executive officers and directors as a group
  (8 Persons) (10)............................           8,788,098       44.9%

*Less than 1%

(1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Represents 5,148,231 shares held of record by Mr. Kaplan, and excludes shares held of record by Mr. Kaplan's wife, shares held of record by Amy Kaplan Eckman, trustee of the Lily Layne Kaplan Irrevocable Trust and shares held of record by the Kaplan Family Trust. Mr. Kaplan disclaims beneficial ownership of the shares held by his wife and shares held by the trusts. Mr. Kaplan is our President, Chief Executive Officer and a director. The address of Mr. Kaplan is c/o Onsale, Inc., at 1350 Willow Road, Suite 100, Menlo Park, California 94025.

(3) Represents 3,518,185 shares held of record by Mr. Fisher, and excludes 25,000 shares held of record by the Kelly Elizabeth Fisher Irrevocable Trust. Mr. Fisher disclaims beneficial ownership of the shares held by the trust. Mr. Fisher is our Chief Technical Officer, Vice President of Development and Operations and a director . The address of Mr. Fisher is c/o Onsale, Inc., 1350 Willow Road, Suite 100, Menlo Park, California 94025.

(4) Represents 1,856,315 shares held of record by Mr. Mohiuddin and 15,000 shares held of record by the Momin Foundation. This amount excludes
150,000 shares held of record by the Mohiuddin Children's Trust, Ali
Ansari & Tanveer Fatima, Joint Trustees. Mr. Mohiuddin disclaims beneficial ownership of the shares held by the trust. The address of Mr. Mohiuddin is c/o Software Partners, Inc., 1953 Landings Drive, Mountain View, California 94043.

(5) Represents shares subject to options exercisable within 60 days of March 31, 1999. Mr. Labbett is our Senior Vice President and Chief Financial Officer.

(6) Represents shares subject to options exercisable within 60 days of March 31, 1999. Mr. McIntosh is our Vice President of Merchandise Acquisition.

(7) Includes 13,176 shares subject to an option exercisable within 60 days of March 31, 1999. Mr. Harris is a director of Onsale.

(8) Includes 10,699 shares subject to options exercisable within 60 days of March 31, 1999. Mr. Orton is a director of Onsale.

(9) Includes 5,764 shares subject to options exercisable within 60 days of March 31, 1999. Mr. Jackson is a director of Onsale.

(10) Includes 119,389 shares issuable upon exercise of options exercisable within 60 days of March 31, 1999.

                                   MANAGEMENT

Executive officers

   The following table sets forth the names of our executive officers and information about each:




Name                     Age               Principal Occupation
---------------------  -------  ----------------------------------------------
S. Jerrold Kaplan....    47     President, Chief Executive Officer and a director
Alan s. Fisher.......    38     Chief Technical Officer, Vice President of
                                  Development and Operations and a director
Merle W. McIntosh....    43     Senior Vice President of Merchandise Acquistition
John E. Labbett......    48     Senior Vice President and Chief Financial Officer
Jeffrey F. Sheahan...    45     Chief Operating Officer
Bari M. Abdul........    39     Vice President of Marketing



   For information about S. Jerrold Kaplan and Alan S. Fisher, please see "Directors/nominees."

   Merle W. McIntosh has been our Senior Vice President of Merchandise Acquisition since February 1997. From 1994 to 1997, he was Vice President of Purchasing for Microwarehouse, Inc., a direct marketer of computer products. From 1992 to 1994, he was Director of Product Management for Entex, Inc., a computer reseller. Mr. McIntosh studied business management at New Hampshire College.

   John E. Labbett has been our Senior Vice President and Chief Financial Officer since June 1998. From 1995 to 1998, he was Executive Vice President and Chief Financial Officer of House of Fabrics, Inc., a fabrics retailer. From 1994 to 1995, he was Senior Vice President and Chief Financial Officer of The Petfood Giant, Inc., a retailer of pet food products. Mr. Labbett received his bachelor degree in accounting (equivalent) from the Institute of Chartered Accountants in England.

   Jeffrey F. Sheahan has been our Chief Operating Officer since October
1998. From June 1997 to October 1998, he was Senior Vice President of Microwarehouse, Inc. and President of Microwarehouse Europe, a direct marketer of computers and computer-related products. From October 1993 to May 1997, he served as Vice President and General Manager of European operations for Microwarehouse, Inc. Mr. Sheahan received his B.A. degree in political science and economics from the University of Massachusetts at Boston.

   Bari M. Abdul has been Vice President of Marketing since March 1999.
From January 1996 to February 1999, he was Division Marketing Director and Country Manager of Pepsico, Inc. From July 1986 to December 1995, he held several positions with Procter & Gamble, most recently Marketing Manager. Mr. Abdul received his B.S. degree in engineering from the University of California at Berkeley and his masters of business administration from The Wharton School of Business, University of Pennsylvania.

                            EXECUTIVE COMPENSATION

   The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities with Onsale and its subsidiaries during each of 1996, 1997 and 1998 to our Chief Executive Officer, our four other most highly compensated executive officers who were serving as executive officers at the end of 1998 and one other executive officer who would have qualified as one of our four most highly compensated officers, but who left Onsale prior to the end of 1998. This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, if any, whether paid or deferred. We do not grant stock appreciation rights and we have no long-term compensation benefits other than stock options.

                           Summary Compensation Table



                                                                       Long-Term
                                                                      Compensation
                                            Annual Compensation         Awards
                                            --------------------------------------
                                                                      Securities       All
                                                       Other Annual   Underlying      Other
Name and Principal Position         Year    Salary     Compensation (1)  Options  Compensation (2)
----------------------------------- ------ ---------- -------------- ----------- -----------------
S. Jerrold Kaplan                      1998   $100,000             $0          0           $250
   President and Chief Executive       1997   $100,000             $0          0           $250
   Officer                             1996         $0             $0          0             $0

Dennis Shepard                         1998   $175,000             $0          0             $0
   Vice President of Operations        1997   $118,686             $0    121,000           $250
                                       1996         n/a            n/a         0             n/a

Merle W. McIntosh                      1998   $175,000             $0          0             $0
   Senior Vice President of            1997   $126,421        $38,771    161,000           $250
   Merchandise Acquisition             1996         n/a            n/a         0             n/a

John E. Labbett                        1998   $101,794         $9,321    200,000             $0
   Senior Vice President and           1997         n/a            n/a        n/a            n/a
   Chief Financial Officer             1996         n/a            n/a        n/a            n/a

Alan S. Fisher                         1998   $100,000             $0          0           $250
   Chief Technical Officer and         1997   $100,000             $0          0           $250
   Vice President of Development and   1996         $0             $0          0             $0
   Operations

Martha D. Greer (3)                    1998   $147,475             $0          0           $250
   Vice President of Merchandise       1997   $125,960        $40,000     11,000           $250
   Management                          1996         n/a            n/a   150,000             $0



(1)     Represents relocation compensation
(2)     Represents 401(k) contributions
(3)     Ms. Greer left Onsale in November, 1998.

   The following table sets forth further information regarding option grants pursuant to our 1995 Equity Incentive Plan during 1998 to each of the named executive officers. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms, based on 5% and 10% assumed rates of appreciation from the date the option was granted to the end of the option term.

                          Option Grants in 1998


                                                                                Potential Realizable
                         Number of   Percentage of                              Value at Assumed Annual
                         Securities  Total Options                              Rates of Stock Price
                         Underlying    Granted to                               Appreciation for Option Term (2)
                          Options    Employees in  Exercise Price Expiration   ------------------------------
Name                    Granted (1)       1998       Per Share       Date           5%           10%
----------------       -------------- ------------- ------------- ------------ ------------- ---------------
S. Jerrold Kaplan......      0             --           n.a           n.a          n.a           n.a
Merle W. McIntosh......      0             --           n.a           n.a          n.a           n.a
Dennis Shepard.........      0             --           n.a           n.a          n.a           n.a
John E. Labbett........   200,000         14%          22.13       06/17/98     2,783,488     3,542,381
Alan S. Fisher.........      0             --           n.a           n.a          n.a           n.a
Martha D. Greer........      0             --           n.a           n.a          n.a           n.a



(1) The option shown in the table was granted at fair market value, is an incentive stock option (to the extent permitted under the Internal Revenue
Code) and will expire ten years from the date of grant, subject to earlier termination upon termination of the optionee's employment.

(2) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices or values.

     The following table sets forth certain information concerning the exercise of options by each of the named executive officers during 1998, including the aggregate amount of gains on the date of exercise. The table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1998. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and $40.06 per share, which was the closing price of our common stock as reported on the Nasdaq National Market on December 31, 1998, the last day of trading in 1998.

         Aggregate Option Exercises in 1998 and Year-End Values



                                             Number of Securities      Value of Unexercised In-the-
                                             Underlying Unexercised         Money Options
                                             Options at Year-End (1)       at Year-End (1)
                                             ------------------------  -------------------------
                         Shares
                       Acquired on   Value
        Name           Exercise    Realized(2) Exercisable Unexercisable  Exercisable Unexercisable
---------------------- ----------- ----------  ----------- -------------  ----------- -------------
S. Jerrold Kaplan......    n/a        n/a        n/a         n/a            n/a          n/a
Merle W. McIntosh......    50,541   $842,672     12,417      88,042           $408,516   $2,913,801
Dennis Shepard.........    45,000   $885,253      2,750      73,250            $92,883   $2,551,048
John E. Labbett........    n/a        n/a        25,000     175,000           $448,250   $3,137,750
Alan S. Fisher.........    n/a        n/a         n/a        n/a              n/a         n/a
Martha D. Greer........    10,000   $184,631     55,854       0             $1,906,963      $0



(1) These values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding options and the closing price of our common stock on December 31, 1998.

(2) "Value Realized" represents the fair market value of the shares of common stock underlying the option on the date of exercise less the aggregate exercise price of the option.

                           EMPLOYMENT AGREEMENTS

   Mr. McIntosh's offer letter of February 1997 provides for an initial annual salary of $175,000 commencing on March 12, 1997. The letter also provides for reimbursement of up to $25,000 of costs associated with his relocation to California. At the commencement of his employment, Mr. McIntosh also received an option to purchase 150,000 shares of common stock with an exercise price of $7.00 per share. The option vested as to 18,750 shares on September 12, 1997 and vested and will vest as to 3,125 shares each subsequent month. In the event that Mr. McIntosh is terminated without formal cause following a change of control transaction after the first six months of his employment, 25% of the unvested portion of his option will vest immediately upon his termination and he will receive three months' severance pay. In addition, the letter provided Mr. McIntosh with the right to request a $25,000 loan from us before March 12, 1998, and Mr. McIntosh exercised this right in March 1997. The loan is due at the earlier of March 1999 or three months after the termination of Mr. McIntosh's employment with us. The loan has an interest rate of 7%, and is secured by options to purchase shares of our common stock that Mr. McIntosh currently holds and acquires in the future.
The loan is currently outstanding as of April 20, 1999. Mr. McIntosh's employment is at will and can therefore be terminated at any time, with or without formal cause.

   Mr. Labbett's offer letter of June 1998 provides for an initial annual salary of $200,000 commencing on June 17, 1998. The letter also provides for reimbursement of up to $2,000 per month of temporary housing and transportation expenses for up to one year. At the commencement of his employment, Mr. Labbett also received an option to purchase 200,000 shares of common stock with an exercise price of $22.13 per share. The option vested as to 25,000 shares on December 17, 1998 and vested and will vest as to 4,166 shares each subsequent month. If Mr. Labbett is terminated without cause, he will receive either three or six months severance pay depending on when the termination occurs. If Mr. Labbett is terminated without formal cause following a change of control transaction, he will receive either six or twelve months severance pay depending on when the termination occurs. Mr. Labbett's employment is at will and can therefore be terminated at any time, with or without formal cause.

   Mr. Sheahan's offer letter of October 1998 provides for an initial annual salary of $250,000 commencing on October 19, 1998. The letter also provides for reimbursement of up to $75,000 of costs associated with his relocation to California. At the commencement of his employment, Mr. Sheahan also received an option to purchase 275,000 shares of common stock with an exercise price of $14.75 per share. The option will vest as to 34,375 shares on April 19, 1999 and as to 5,729 shares each subsequent month. In the event that Mr. Sheahan is terminated without cause, he will receive twelve months salary as severance pay. In addition, if he is terminated without cause later than six months after his start date, then he will receive an additional six months accelerated vesting of his initial stock grant. In the event that Mr. Sheahan is terminated without formal cause following a change of control transaction after the first six months of his employment, he will receive twelve months' severance pay and an additional twelve months' vesting of his initial stock grant. In addition, the letter provided Mr. Sheahan with the right to request a loan of up to $500,000 from us before October 19, 1999.
For a description of this loan, please see "Certain Relationships and Related Transactions." Mr. Sheahan's employment is at will and can therefore be terminated at any time, with or without formal cause.

   Mr. Shepard's offer letter of April 1997 provided for an initial annual salary of $175,000 commencing on April 28, 1997. The letter also provided for reimbursement of up to $5,000 of actual moving expenses. At the commencement of his employment, Mr. Shepard also received an option to purchase 120,000 shares of common stock with an exercise price of $5.10 per share. The option vested as to 15,000 shares on November 12, 1997 and as to 2,500 shares each subsequent month. Mr. Shepard left Onsale in February 1999.

   Ms. Greer's offer letter of December 1996 provided for an initial annual salary of $125,000. The letter also provided for a one-time payment of $40,000 to reimburse her for her relocation and interim living costs. At the commencement of her employment, Ms. Greer also received an option to purchase 150,000 shares of common stock with an exercise price of $7.00 per share. The option vested as to 18,750 shares on June 1, 1997 and continued to vest as to 3,125 shares each subsequent month. In addition, the letter provided Ms. Greer with the right to request a $125,000 loan from us before December 19, 1997 to assist with the purchase of a new home. Ms. Greer did not exercise this right prior to its expiration. Ms. Greer left Onsale in November 1998.

   Mr. Abdul's offer letter of February 1999 provides for an initial annual salary of $145,000. Mr. Abdul will also participate in a quarterly bonus program that is contingent upon the successful completion of objectives mutually agreed upon by him and our management. The maximum bonus he may earn is 20% of his annual salary, paid quarterly. The letter also provides for a one-time payment of $5,000 to reimburse him for his relocation costs. At the commencement of his employment, Mr. Abdul also received an option to purchase 60,000 shares of common stock with an exercise price of $36.50 per share. The option will vest as to 7,500 shares on September 1, 1999 and will vest as to 1,250 shares each subsequent month. Mr. Abdul's employment is at will and can therefore be terminated at any time, with or without formal cause.



                       REPORT ON EXECUTIVE COMPENSATION

   This report of the Compensation Committee is required by the Securities and Exchange Commission. This report shall not be deemed to be filed under the Securities Act or Exchange Act, or incorporated by reference by any general statement incorporating this proxy statement by reference into any filing made under the Securities Act or Exchange Act, except to the extent that we specifically incorporate this report by reference.

   The Compensation Committee makes the final decisions regarding executive compensation and stock option grants to executives. The Compensation Committee is composed of two independent non-employee directors, none of whom has any interlocking relationships, as such term is defined by the Securities and Exchange Commission.

General compensation policy

   The Compensation Committee acts on behalf of our board of directors to establish our general compensation for all Onsale employees. The committee typically reviews base salary levels and target bonuses for the Chief Executive Officer and our other executive officers and employees at or about the beginning of each year. The committee administers our incentive and equity plans, including our 1995 Equity Incentive Plan and our 1996 Directors Stock Option Plan.

   The committee's philosophy in compensating executive officers is to relate compensation to corporate performance. Consistent with this philosophy, the incentive component of the compensation of our executive officers is contingent on corporate profits and sales performance and the discretion of the board. Long-term equity incentives for executive officers are effected through the granting of stock options under our 1995 Equity Incentive Plan. Stock options generally have value for the executive only if the price our common stock increases above the fair market value on the grant date and the executive remains in our employ for the period required for the shares to vest.

   The base salaries, incentive compensation and stock option grants of the executive officers are determined in part by the committee informally reviewing data on prevailing compensation practices in technology companies with whom we compete for executive talent and by their evaluating such information in connection with our corporate goals. To this end, the committee attempted to compare the compensation of our executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, our executive officers are each eligible to participate in our 1995 Equity Incentive Plan.

   In preparing the performance graph for this proxy statement, we used the Morgan Stanley High Technology Index as our published line of business index. The compensation practices of most of the companies in the Morgan Stanley High Technology Index were not reviewed by Onsale when the committee reviewed the compensation information described above because such companies were determined not to be competitive with us for executive talent.

Executive compensation in 1998

   Base compensation. The committee reviewed the recommendations and performance and market data outlined above and established a base salary level for each executive officer.

   Incentive compensation. We paid no cash bonuses to our executive officers in 1998 and have no plans to do so in 1999.

   Stock options. In 1998, stock options were granted to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins us, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group.
The committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. In 1998, the committee considered these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested. In the discretion of the committee, executive officers may also be granted stock options under our 1995 Equity Incentive Plan to provide greater incentives to continue their employment with us and to strive to increase the value of our common stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of our common stock on the date of grant.

   Company performance and Chief Executive Officer compensation.  Mr.
Kaplan did not receive a bonus in 1998 nor did he receive any stock options in that year.

   Compliance with Section 162(m) of the Internal Revenue Code. We intend to comply with the requirements of Section 162(m) of the Internal Revenue Code. Our 1996 Directors Stock Option Plan is already in compliance with
Section 162(m) by limiting stock awards to named executive officers. We do not expect cash compensation for 1999 to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).

                              MEMBERS OF THE COMPENSATION COMMITTEE

                                             Peter L. Harris
                                             Peter L. Jackson


                     COMPANY STOCK PRICE PERFORMANCE

The stock price performance graph below is required by the Securities and Exchange Commission, This graph shall not be deemed to be filed under the Securities Act or Exchange Act, or incorporated by reference by any general statement incorporating this proxy statement by reference into any filing made under the Securities Act or Exchange Act, except to the extent that we specifically incorporate this graph by reference.

The graph below compares the cumulative total stockholder return on our common stock, the Nasdaq Stock Market - Composite Index and the Morgan Stanley High Technology Index from April 17, 1997 (the effective date of our registration statement with respect to our initial public offering) to December 31, 1998 (assuming the investment of $100 in our common stock and in each of the other indices on the date of our initial public offering, and reinvestment of all dividends).

The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.


                             [GRAPH APPEARS HERE]


The above graph was plotted using the following data:




                                     Nasdaq Stock Market-  Morgan Stanley High
                   Onsale, Inc.        Composite Index       Technology Index
               --------------------  --------------------  ---------------------
                  Market   Investment            Investment            Investment
                  Price      Value      Index      Value      Index      Value
               ----------- ---------- ---------- ---------- ---------- ---------
04/17/97             6.00       $100     $1,217       $100       $357       $100
06/30/97             9.25       $154     $1,442       $118       $426       $119
09/30/97            32.25       $537     $1,685       $138       $520       $145
12/31/97            18.00       $300     $1,570       $129       $447       $125
03/31/98            31.00       $517     $1,836       $151       $542       $152
06/30/98            24.75       $413     $1,895       $156       $596       $167
09/30/98            16.69       $278     $1,694       $139       $574       $161
12/31/98            40.06       $668     $2,193       $180       $874       $245


                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   From January 1, 1998 to the present, there are no currently proposed transactions in which the amount involved exceeds $60,000 to which Onsale or any of its subsidiaries was or is to be a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, except for payments set forth under "Executive Compensation" above, the agreements described under "Employment Agreements" above, the transactions described below under this caption and indemnification agreements that we entered into with several of our directors and executive officers.

   The indemnification agreements between us and our directors and executive officers provide the maximum indemnity available to them under
Section 145 of the Delaware General Corporation Law and under our Bylaws, as well as certain additional procedural protections. Such indemnity agreements provide generally that we will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be indemnified, and require us to indemnify such individuals to the fullest extent permitted by law.

   In February 1998, Dennis Shepard, our former Vice President of
Operations, borrowed $125,000 from us at an interest rate of 5.47% in connection with the purchase of a primary residence. The loan was secured by an interest in the shares of our common stock owned by Mr. Shepard. In May 1998, Mr. Shepard borrowed an additional $225,000 from us at an interest rate of 6.0% secured by an interest in the shares of our common stock owned by Mr. Shepard. Mr. Shepard repaid both of these loans in full in September 1998.

   In April 1998, Merle McIntosh, our Senior Vice President of Merchandise Acquisition, borrowed $350,000 from us at an interest rate of 6.0% in connection with the purchase of a primary residence. The loan was secured by an interest in the shares of our common stock owned by Mr. McIntosh. Mr. McIntosh repaid this loan in full in September 1998.

   In December 1998, Jeff Sheahan, our Chief Operating Officer, borrowed $250,000 from us at an interest rate of 4.6% in connection with the purchase
of a primary residence.   The loan is secured by a second interest in Mr.
Sheahan's residence and an interest in the shares of our common stock owned by Mr. Sheahan. Repayment of the principal amount of the loan and interest is due at the earlier of December 2003, the sale of his residence, within two years of his termination from Onsale without cause or immediately upon his termination from Onsale for any other reason. Interest accrues and is payable quarterly. As of March 31, 1999, $250,000 was due under this loan.

                           STOCKHOLDER PROPOSALS

   Proposals of stockholders intended to be presented at our 2000 annual meeting of stockholders must be received by us at our principal executive offices no later than December 20, 1999 in order to be included in our proxy statement and form of proxy relating to that meeting.

   Our annual report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 1998 is available without charge by writing to or calling our headquarters. Requests should be directed to:
Onsale, Inc., Investor Relations Department, 1350 Willow Road, Suite 100, Menlo Park, California 94025. Our annual report on Form 10-K may be obtained through the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

                      COMPLIANCE UNDER SECTION 16(a)
                 OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16 of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulation to furnish us with copies of all
Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers, we believe that all Section 16(a) filing requirements were met during fiscal 1998, except that one Form 3 was filed late for each of Leslie Benson, John E. Labbett and Jeffery F. Sheahan, no Form 3 was filed for Dennis Shepard, one Form 4 was filed late for each of Alan S. Fisher, Martha D. Greer, Peter H. Jackson, S. Jerrold Kaplan, John E. Labbett and Razi Mohiuddin and two Form 4s were filed late for Merle W. McIntosh.


                                OTHER BUSINESS

   Our board of directors does not presently intend to bring any other business before the meeting, and, so far as we know, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

Appendix A

ONSALE, INC.

1995 EQUITY INCENTIVE PLAN

As Amended and Restated through March 15, 1999


        1. PURPOSE. The purpose of this Plan, as amended herein, (the "Amendment and Restatement") is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

        2.      SHARES SUBJECT TO THE PLAN.

                2.1     Number of Shares Available.  Subject to Sections
2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 5,300,000 Shares. Subject to Sections 2.2 and 18, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued will again be available for grant and issuance in connection with future Awards under this Plan. On May 17, 1999 the aggregate number of Shares reserved and available for grant and issuance pursuant to this Plan will be increased automatically by a number of Shares equal to two percent (2%) of the total outstanding shares of the Company as of that date. In addition, on January 1, 2000 and each anniversary thereafter, the aggregate number of Shares reserved and available for grant and issuance pursuant to this Plan will be increased automatically by a number of Shares equal to four percent (4%) of the total outstanding shares of the Company as of the immediately preceding December 31, unless the Board determines prior to such increase of Shares that the increase shall not occur for such year. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan. The total number of Shares issued under the Plan upon exercise of ISOs will in no event exceed 20,000,000 Shares (adjusted in proportion to any adjustment under Section 2.2 below) over the term of the Plan. No Participant may receive (a) Restricted Stock Awards, (b) Stock Bonus Awards, or (c) Options with an Exercise Price below Fair Market Value for more than 100,000 Shares over the term of the Plan, and the sum of such awards issued under this Plan may not exceed 200,000 Shares in the aggregate over the term of the Plan.

        2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

        3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 250,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or

Subsidiary of the
Company) who are eligible to receive up to a maximum of 750,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

        4.      ADMINISTRATION.

                4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

        (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

        (b) prescribe, amend and rescind rules and regulations relating to this Plan;

        (c)     select persons to receive Awards;

        (d)     determine the form and terms of Awards;

        (e) determine the number of Shares or other consideration subject to Awards;

        (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

        (g)     grant waivers of Plan or Award conditions;

        (h) determine the vesting, exercisability and payment of Awards;

        (i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award
Agreement;

        (j)     determine whether an Award has been earned; and

        (k) make all other determinations necessary or advisable for the administration of this Plan.

                4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

        5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISO") or Nonqualified Stock Options ("NQSO"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

                5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

                5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

                5.3 Exercise Period. Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten
(10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Stockholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

                5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 85% of the Fair Market Value of the Shares on the date of grant; provided that: (i) the Exercise Price of an ISO will not be less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 8 of this Plan.

                5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

                5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

        (a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

        (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant's death or Disability), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or Disability, or
(b) twelve (12) months after the Termination Date when the Termination is for Participant's death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

        (c) Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is determined by the Board to have committed an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or Subsidiary, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

                5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

                5.8 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSO. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

                5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section
5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

                5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

        6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

                6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

                6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee and will be at least 85% of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price must be made in accordance with Section 8 of this Plan.

                6.3 Restrictions. Restricted Stock Awards will be subject to such restrictions (if any) as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or part, based on length of service, performance or such other factors or criteria as the Committee may determine.

        7.      STOCK BONUSES.

                7.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company (provided that the Participant pays the Company the par value of the shares awarded by such Stock Bonus in cash) pursuant to an Award Agreement (the
"Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

                7.2 Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant and whether such Shares will be Restricted Stock. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will determine:
(a) the nature, length and starting date of any period during which performance is to be measured (the "Performance Period") for each Stock Bonus; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

                7.3 Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

                7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Performance Stock Bonus Agreement, unless the Committee will determine otherwise.

        8.      PAYMENT FOR SHARE PURCHASES.

                8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

        (a) by cancellation of indebtedness of the Company to the Participant;

        (b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144
(and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

        (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Purchase Price or Exercise Price equal to the par value of the Shares, if any, must be paid in cash.

        (d) by waiver of compensation due or accrued to the Participant for services rendered; provided, however, that the portion of the Purchase Price or Exercise
Price equal to the par value of the Shares, if any, must be paid in cash.

        (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

                (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers
(an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD
Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                (2)     through a "margin" commitment from the
Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

        (f)     by any combination of the foregoing.

                8.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

        9.      WITHHOLDING TAXES.

                9.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

                9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee


        10.     PRIVILEGES OF STOCK OWNERSHIP.

                10.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's original Purchase Price pursuant to Section 12.

                10.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

        11. TRANSFERABILITY. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.. During the lifetime of the Participant an Award will be exercisable only by the Participant, and any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

        12. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Exercise Price or Purchase Price, as the case may be.

        13. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

        14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

        15. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

        16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

        17. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

        18.     CORPORATE TRANSACTIONS.

                18.1
        Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 18.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine, provided, however, that the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate. If the Committee exercises such discretion with respect to options, such options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and if such options are not exercised prior to the consummation of the corporate transaction, they shall terminate in accordance with the provisions of this Plan.

                18.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

                18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

        19. ADOPTION AND STOCKHOLDER APPROVAL. This Amendment and Restatement will become effective on the date on which the registration statement filed by the Company with the SEC under the Securities Act registering the initial public offering of the Company's Common Stock is declared effective by the SEC (the "Effective Date"); provided, however, that if the Effective Date does not occur on or before December 31, 1997, this Amendment and Restatement will terminate having never become effective. This Amendment and Restatement shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Amendment and Restatement), consistent with applicable laws, within twelve (12) months before or after the date this Amendment and Restatement is adopted by the Board.

        20. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

        21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan.

        22. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        23. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

                "Award" means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

                "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

                "Board" means the Board of Directors of the Company.

                "Code" means the Internal Revenue Code of 1986, as amended.

                "Committee" means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board. The Committee, if appointed, will consist of not less than two members of the Board.

                "Company" means ONSALE, Inc. or any successor corporation.

                "Disability" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

                "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

        (a)     if such Common Stock is then quoted on the Nasdaq
National Market, its closing price on the Nasdaq
National Market on the day prior to the date of determination as reported in The Wall Street Journal;

        (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The
Wall Street Journal;

        (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street
Journal;

        (d) in the case of an Award made on the Effective Date, the price per share at which shares of the Company's Common
Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

        (e) if none of the foregoing is applicable, by the Committee in good faith.

                "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

                "Option" means an award of an option to purchase Shares pursuant to Section 5.

                "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                "Participant" means a person who receives an Award under this Plan.

                "Plan" means this ONSALE, Inc. 1995 Equity Incentive Plan, as amended from time to time.

                "Restricted Stock Award" means an award of Shares pursuant to Section 6.

                "SEC" means the Securities and Exchange Commission.

                "Securities Act" means the Securities Act of 1933, as amended.

                "Shares" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

                "Stock Bonus" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

                "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave,
(ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

                "Unvested Shares" means "Unvested Shares" as defined in the Award Agreement.

                "Vested Shares" means "Vested Shares" as defined in the Award Agreement.

                                 DETACH HERE


                                    PROXY

                                 ONSALE, INC.

                           1350 WILLOW ROAD, SUITE 100
                           MENLO PARK, CALIFORNIA 94025
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints S. Jerrold Kaplan and Alan S.
Fisher, and each of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $0.001 par value, of ONSALE, Inc. (the "Company") held of record by the undersigned on March 26, 1999, at the Annual Meeting of Stockholders of the Company to be held on Monday, May 17, 1999, and at any continuations or adjournments thereof.

  This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournments or postponements thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees, FOR Proposals 2 and 3 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Meeting.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

                                 DETACH HERE

[X]
Please mark
votes as in
this example.

The Board of Directors unanimously recommends that you vote FOR the Board of Director nominees and FOR Proposals 2 and 3.

1.
Election of Directors.
Nominees: Alan S. Fisher, Peter L. Harris, Peter H.
Jackson, S. Jerrold Kaplan and Kenneth J. Orton

[  ] For all nominees
[  ] Withheld from all nominees.

        [  ] __________________________
For all nominees except as noted above

2.
Proposal to approve the amendment of
the Company's 1995 Equity Incentive Plan.

  FOR          AGAINST          ABSTAIN
 [  ]           [  ]             [  ]


3.
Proposal to ratify the appointment of
PricewaterhouseCoopers LLP as
Independent auditors for 1999.

  FOR          AGAINST          ABSTAIN
 [  ]           [  ]             [  ]


In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [  ]

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign.
Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature:  _________________________________________  Date:

Signature:  _________________________________________  Date:



                             (Reverse Side)
                          THIS IS YOUR PROXY.
                        YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.